EXHIBIT 2.1
AMENDMENT NO. 1
TO
SECOND CONTRIBUTION AGREEMENT
          THIS AMENDMENT NO. 1 TO THE SECOND CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of this 18th day of April, 2007, by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”); NRP (GP) LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”); NRP (Operating) LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Buyer”); Foresight Reserves LP, a Nevada limited partnership (“Parent”); and Adena Minerals, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Seller”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
WITNESSETH:
          WHEREAS, the Partnership, the General Partner, Buyer, Parent and Seller have previously entered into the Second Contribution Agreement dated as of January 4, 2007 (the “Agreement”);
          WHEREAS, the Partnership has approved a two-for-one unit split of its Common Units, its Subordinated Units and its Class B Units to be effective as of April 18, 2007 (collectively, the “Unit Splits”);
          WHEREAS, the Partnership has approved an amendment and restatement to the Partnership Agreement in connection with the Unit Splits; and
          WHEREAS, the parties hereto desire to amend the Agreement to reflect the Unit Splits.
          NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein and in the Agreement, the parties agree as follows:
1.	The definition of “Transaction Units” in Article I shall be deleted and replaced with the following definition:
“Transaction Units” means an aggregate of 4,560,000 Common Units; provided, however, that if the Partnership has not obtained Unitholder Approval for the issuance of the Transaction Units, “Transaction Units” shall mean 4,560,000 Class B Units.
2.	The definition of “Partnership Agreement” in Article I shall be deleted and replaced with the following definition:
“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 18, 2007.

3.	The clause “and except as expressly set forth in this Agreement or the other Transaction Documents, there are outstanding” found in the third sentence of Section 4.2(a) shall be deleted and replaced with the following:
and except as expressly set forth in this Agreement or the other Transaction Documents or the Partnership SEC Documents, there are outstanding
4.	A new section 10.18 shall be added to Article X as follows:
10.18 Anti-Dilution. Wherever in this Agreement there is a reference to a specific number of units of the Partnership of any class or series, or a price per unit or consideration received in respect of such unit, then, upon the occurrence of any subdivision, combination, or unit dividend or unit distribution of such class or series, the specific number of units or the price so referenced in this Agreement shall automatically be proportionately adjusted to reflect the effect on the outstanding units of such class or series by such subdivision, combination, dividend or distribution such that after any such event, the number of Transaction Units immediately after such action, if such Transactions Units were issued and outstanding, represent the same Percentage Interest (as defined in the Partnership Agreement) as the Transaction Units immediately prior to such action, if such Transaction Units were issued and outstanding.
5.	The provisions of this Amendment shall be effective upon the consummation of the Unit Splits.

6.	Except as expressly amended hereby, all other terms and provisions of the Agreement shall continue in full force and effect.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BUYER:

NRP (Operating) LLC

By:	/s/ Nick Carter

Nick Carter
President and Chief Operating Officer

THE GENERAL PARTNER:

NRP (GP) LP

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Nick Carter

Nick Carter
President and Chief Operating Officer

THE PARTNERSHIP:

Natural Resource Partners L.P.

By:	NRP (GP) LP, its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Nick Carter

Nick Carter
President and Chief Operating Officer

PARENT:

FORESIGHT RESERVES LP

By:	INSIGHT RESOURCE, LLC,
its general partner

By:	/s/ Donald Holcomb

Donald Holcomb
Authorized Person

SELLER:

ADENA MINERALS, LLC

By:	/s/ Donald Holcomb

Donald Holcomb
Authorized Person